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                                                                   Exhibit 10.19











================================================================================






                                CREDIT AGREEMENT

                            dated as of July 19, 2001

                                     between

                            HUB INTERNATIONAL LIMITED

                                       and

                              BANK OF AMERICA, N.A.







================================================================================

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1  DEFINITIONS AND INTERPRETATION......................................1

     1.1   Certain Definitions.................................................1
     1.2   Other Interpretive Provisions......................................15
     1.3   Accounting Terms...................................................15
     1.4   Rounding...........................................................15
     1.5   Exhibits and Schedules.............................................15
     1.6   References to Agreements and Laws..................................16

SECTION 2  COMMITMENT OF THE BANK; TYPES OF LOANS; BORROWING AND
           CONVERSION PROCEDURES..............................................16

     2.1   Commitment.........................................................16
     2.2   Various Types of Loans.............................................16
     2.3   Borrowing Procedures...............................................16
     2.4   Conversion and Continuation Procedures.............................16
     2.5   Warranty...........................................................17
     2.6   Conditions.........................................................17

SECTION 3  NOTE EVIDENCING LOANS..............................................17

     3.1   Note...............................................................17
     3.2   Recordkeeping......................................................17

SECTION 4  INTEREST...........................................................18

     4.1   Interest Rates.....................................................18
     4.2   Interest Payment Dates.............................................18
     4.3   Setting and Notice of Offshore Rates...............................18
     4.4   Computation of Interest............................................18

SECTION 5  FEES...............................................................19

     5.1   Facility Fee.......................................................19
     5.2   Utilization Fee....................................................19
     5.3   Closing Fee........................................................19

SECTION 6  REDUCTION OR TERMINATION OF THE COMMITMENT;
           VOLUNTARY PREPAYMENTS..............................................19

     6.1   Reduction or Termination of the Commitment.........................19
     6.2   Prepayments........................................................19

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                                                                            PAGE
                                                                            ----
           6.2.1  Voluntary Prepayments.......................................19
           6.2.2  Prepayments of Offshore Rate Loans..........................20

SECTION 7  MAKING AND APPLICATION OF PAYMENTS; SETOFF.........................20

     7.1   Making of Payments.................................................20
     7.2   Application of Certain Payments....................................20
     7.3   Due Date Extension.................................................20
     7.4   Setoff.............................................................20

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR OFFSHORE RATE LOANS........20

     8.1   Taxes..............................................................20
     8.2   Increased Costs....................................................21
     8.3   Basis for Determining Interest Rate Inadequate or Unfair...........23
     8.4   Changes in Law Rendering Certain Loans Unlawful....................23
     8.5   Funding Losses.....................................................23
     8.6   Right of Bank to Fund through Other Offices........................24
     8.7   Discretion of Bank as to Manner of Funding.........................24
     8.8   Conclusiveness of Statements; Survival of Provisions...............24

SECTION 9  WARRANTIES.........................................................24

     9.1   Organization, etc..................................................24
     9.2   Authorization; No Conflict.........................................24
     9.3   Validity and Binding Nature........................................25
     9.4   Financial Information..............................................25
     9.5   No Material Adverse Change.........................................26
     9.6   Capitalization.....................................................26
     9.7   Litigation and Contingent Liabilities..............................26
     9.8   Ownership of Properties; Liens.....................................27
     9.9   Subsidiaries.......................................................27
     9.10  ERISA Compliance...................................................27
     9.11  Regulation U.......................................................27
     9.12  Taxes..............................................................28
     9.13  Environmental Warranties...........................................28
     9.14  Regulated Entities.................................................29
     9.15  Absence of Default.................................................29
     9.16  Information........................................................29
     9.17  Acquisitions.......................................................30

SECTION 10  COVENANTS.........................................................31

     10.1  Reports, Certificates and Other Information........................31
           10.1.1  Audit Report...............................................31
           10.1.2  Quarterly Reports..........................................31

                                                                            PAGE
                                                                            ----
           10.1.3  Certificates...............................................31
           10.1.4  Reports to Shareholders....................................32
           10.1.5  Notice of Default, Litigation and Other Matters............32
           10.1.6  Subsidiaries...............................................32
           10.1.7  Management Reports.........................................32
           10.1.8  Projections................................................32
           10.1.9  Other Information..........................................33
     10.2  Books, Records and Inspections.....................................33
     10.3  Insurance..........................................................33
     10.4  Compliance with Laws; Payment of Taxes and Liabilities.............33
     10.5  Maintenance of Existence, etc......................................33
     10.6  Financial Covenants................................................34
           10.6.1  Net Worth..................................................34
           10.6.2  Senior Leverage Ratio......................................34
           10.6.3  Total Leverage Ratio.......................................34
           10.6.4 Capital Expenditures........................................34
     10.7  Limitations on Debt................................................34
     10.8  Leases.............................................................34
     10.9  Liens..............................................................34
     10.10 Restricted Payments................................................35
     10.11 Investments........................................................35
     10.12 Mergers, Consolidations, Sales.....................................36
     10.13 Use of Proceeds....................................................36
     10.14 Transactions with Related Parties..................................36
     10.15 Employee Benefit Plans.............................................36
     10.16 Environmental Covenant.............................................36
     10.17 Unconditional Purchase Obligations.................................37
     10.18 Business...........................................................37
     10.19 Inconsistent Agreements............................................37
     10.20 Subordinated Debt..................................................37
     10.21 Prepayment of Obligations to Redeem Shares.........................38
     10.22 Use of Proceeds of Sale of Old Lyme................................38

SECTION 11 CONDITIONS PRECEDENT...............................................38

     11.1  Initial Credit Extension...........................................38
           11.1.1  Note.......................................................38
           11.1.2  Guaranties.................................................38
           11.1.3  Resolutions................................................38
           11.1.4  Consents, etc..............................................38
           11.1.5  Incumbency and Signatures..................................38
           11.1.6  Corporate Documents........................................39
           11.1.7  Opinions...................................................39
           11.1.8  Bank of Montreal Credit Agreement..........................39
           11.1.9  Debentures.................................................39
           11.1.10 Projections................................................39
           11.1.11 Other......................................................39
     11.2  All Credit Extensions..............................................39
           11.2.1  No Default.................................................39

                                                                            PAGE
                                                                            ----
           11.2.2  Confirmatory Certificate...................................39

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.................................40

     12.1  Events of Default..................................................40
           12.1.1  Non-Payment of the Loans, etc..............................40
           12.1.2  Non-Payment of Other Debt..................................40
           12.1.3  Other Material Obligations.................................40
           12.1.4  Bankruptcy, Insolvency, etc................................40
           12.1.5  Non-Compliance with Provisions of This Agreement...........40
           12.1.6  Warranties.................................................41
           12.1.7  Pension Plans..............................................41
           12.1.8  Judgments..................................................41
           12.1.9  Invalidity of Guaranties...................................41
           12.1.10 Change of Control..........................................41
           12.1.11 Subordinated Debt..........................................41
     12.2  Effect of Event of Default.........................................41

SECTION 13 GENERAL............................................................42

     13.1  Waiver; Amendments.................................................42
     13.2  Notices............................................................42
     13.3  Computations.......................................................42
     13.4  Costs, Expenses and Taxes..........................................42
     13.5  Judgment Currency..................................................43
     13.6  Governing Law......................................................43
     13.7  Counterparts.......................................................44
     13.8  Successors and Assigns.............................................44
     13.9  Indemnification by the Company.....................................44
     13.10 Subsidiary References..............................................45
     13.11 Waiver of Jury Trial...............................................45

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                                    SCHEDULES

SCHEDULE 8.1           Lending Offices
SCHEDULE 9.6           Agreements with Respect to Stock
SCHEDULE 9.7           Litigation and Contingent Liabilities
SCHEDULE 9.9           Subsidiaries
SCHEDULE 9.13          Environmental Matters
SCHEDULE 10.7          Subsidiary Debt
SCHEDULE 10.9          Existing Liens
SCHEDULE 10.11         Investments
SCHEDULE 11.1.2        Material Subsidiaries


                                    EXHIBITS

EXHIBIT A              Form of Note (Section 3.1)
EXHIBIT B              Form of Compliance Certificate (Section 10.1.4)
EXHIBIT C              Forms of Opinions (Section 11.1.6)

                                CREDIT AGREEMENT
                                ----------------

     This CREDIT AGREEMENT dated as of July 19, 2001 (this "Agreement") is entered into between HUB INTERNATIONAL LIMITED, a corporation organized under the laws of Ontario, Canada, (the "Company"), and BANK OF AMERICA, N.A. (the "Bank").

     In consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1 DEFINITIONS AND INTERPRETATION.

     1.1 Certain Definitions. When used herein, the following terms shall have the following meanings:

     Acquisition Agreements means the Burnham Acquisition Agreement, the Flanagan Acquisition Agreement and the Kaye Acquisition Agreement.

     Acquisitions means the Burnham Acquisition, the Flanagan Acquisition and the Kaye Acquisition.

     Affiliate means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agreement means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

     Attorney Costs means and includes all fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     Audited Financial Statements means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, and the related consolidated statements of income and cash flows for such fiscal year of the Company

     Bank means Bank of America, N.A.

     Base Rate means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and, (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank as its "prime rate." Such rate is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     Borrower Party means the Company or any Person other than the Bank and any Affiliates of the Bank from time to time party to a Loan Document.

     Burnham means Burnham Stewart Group, Inc., a Michigan corporation.

     Burnham Acquisition means the acquisition by the Company of Burnham pursuant to the Burnham Acquisition Agreement.

     Burnham Acquisition Agreement means the Agreement and Plan of Merger dated as of July 1 , 2001 between Burnham, the Company, Burnham Insurance Agency No. 53, Inc. and the principal stockholders of Burnham, which agreement shall be in form and substance satisfactory to the Bank.

     Burnham Acquisition Costs means the $1,802,000 of costs incurred by Burnham with respect to the Burnham Acquisition.

     Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Bank's Office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     Capital Expenditures means, for any period, the sum of:

          (a) the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period, which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all Capital Lease liabilities incurred by the Company and its Subsidiaries during such period.

     Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time:

          (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than 270 days from the date of issue, which is issued by

               (i) a corporation (except an Affiliate of the Company) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., at the time of investment, or

               (ii) the Bank or any of its Affiliates;

          (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either

               (i) a financial institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, or

               (ii) the Bank;

          (d)  any repurchase agreement with a term of one year or less which

               (i)  is entered into with

                    (A)  the Bank, or

                    (B) any other commercial banking institution of the stature referred to in clause (c)(i),

               (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c), and

               (iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank (or other commercial banking institution) thereunder;

          (e) investments in money market funds that invest primarily in Cash Equivalent Investments of the types described in clauses (a) through (d); or

          (f) investments in short-term asset management accounts offered by the Bank for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.

     The sign "Cdn$" means the lawful money of Canada.

     CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     CERCLIS means the Comprehensive Environmental Response Compensation Liability Information System List.

     Change of Control means the acquisition by any Person or any two or more Persons acting in concert of Beneficial Ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting stock of the Company.

     Code means the Internal Revenue Code of 1986, as amended from time to time.

     Commitment means the commitment of the Bank to make Loans pursuant to
Section 2.1. The amount of the Commitment is $25,000,000 (as it may be reduced from time to time pursuant to Section 6.1).

     Company means Hub International Limited, a corporation organized under the laws of the Province of Ontario, Canada.

     Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

     Consolidated Net Income means, with respect to the Company and its Subsidiaries or for any other Person for any period, the net income (or loss) of the Company and its Subsidiaries or such Person for such period.

     Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all lease payment obligations of such Person under Capital Leases, (c) all lease payment obligations of such Person under Synthetic Lease Obligations, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding current accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (g) liabilities of such Person in respect of Hedging Agreements, and (h) all Suretyship Liabilities of such Person (including, but not limited to, any guaranty by a Person of the Debt of any members of the Board of Directors, any officers or any other employees of such Person, (i) any accrued earn-out obligations of such Person, and (j) rights of holders of shares of a Person to put such shares to such Person.

     Debtor Relief Laws means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief

Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     EBITDA means with respect to any Computation Period, the Company's Consolidated Net Income plus (to the extent deducted in computing Consolidated Net Income) Interest Expense, taxes, depreciation and amortization; provided, however, that if the Kaye Acquisition shall have occurred during such Computation Period, EBITDA of the Kaye Group for the portion of the Computation Period before the Kaye Acquisition Date shall be added, plus (to the extent deducted from such EBITDA for the Kaye Group) the Kaye Acquisition Costs; provided, further, that if the Burnham Acquisition shall have occurred during such Computation Period, EBITDA of Burnham for the portion of the Computation Period before the Burnham Acquisition Date shall be added, plus (to the extent deducted from such EBITDA for Burnham) the Burnham Acquisition Costs; provided, further, that if the Flanagan Acquisition shall have occurred during such Computation Period, EBITDA of Flanagan for the portion of the Computation Period before the Flanagan Acquisition Date shall be added, plus (to the extent deducted from such EBITDA for Flanagan) the Flanagan Acquisition Costs; and provided, further, that if the Old Lyme Purchase Date shall have occurred during such Computation Period, EBITDA for Old Lyme shall be excluded during the portion of the Computation Period that Old Lyme was owned by either the Company or the Kaye Group and 65% of the underwriting profits of Old Lyme (as calculated in a manner consistent with the underwriting profit sharing agreement between Old Lyme and the Company) shall be added.

     Effective Date - see Section 11.1.

     Environmental Laws means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     ERISA means the Employee Retirement Income Security Act of 1974.

     ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Sections 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     ERISA Event means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     Eurodollar Office means the office or offices of the Bank which shall be making or maintaining Offshore Rate Loans hereunder or the other office or offices through which the Bank determines its Offshore Rate. A Eurodollar Office of the Bank may be, at the option of the Bank, either a domestic or foreign office.

     Event of Default means any of the events described in Section 12.1.

     Facility Fee Rate means 0.15%.

     Fairfax means Fairfax Financial Holdings Limited, a Canada corporation.

     Fairfax Guaranty means the written agreement of Fairfax, in form and substance satisfactory to the Bank, to pay all amounts outstanding under this Agreement in the event that the Old Lyme Purchase Date shall not occur on or before October 31, 2001, which agreement shall expire by its terms upon the occurrence of the Old Lyme Purchase Date.

     Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

     Fiscal Quarter means any quarter of a Fiscal Year.

     Fiscal Year means any period of 12 consecutive calendar months ending on December 31.

     Flanagan means J.P. Flanagan Corporation, an Illinois corporation.

     Flanagan Acquisition means the acquisition by the Company of Flanagan, pursuant to the Flanagan Acquisition Agreement.

     Flanagan Acquisition Agreement means the Purchase Agreement dated as of May 31, 2001 among the Company, Hub U.S. Holdings, Inc., a Delaware company, Flanagan and Joseph P. Flanagan, Jr.

     Flanagan Acquisition Costs means the $388,000 of costs incurred by Flanagan with respect to the Flanagan Acquisition.

     Floating Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

     GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied, or the Canadian equivalent of the foregoing, in the event that the Company is required by any Governmental Authority to use such equivalent. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Bank shall so request, the Bank and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of reflect such change in GAAP, provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Company shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     Governmental Authority means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     Guaranties means the Fairfax Guaranty and the Material Subsidiaries
Guaranty.

     Hazardous Material means

          (a)  any "hazardous substance" as defined by CERCLA;

          (b)  any "hazardous waste" as defined by RCRA;

          (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

     Hedging Agreement means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries or any other Person for such period (including all imputed interest on Capital Leases).

     Interest Period means, for each Offshore Rate Loan, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the Termination Date, or (y) one, two, three or six months thereafter; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) unless the Bank otherwise consents, there may not be more than four Interest Periods in effect at any time.

     Investment means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     Kaye Acquisition means the acquisition by the Company of Kaye Group pursuant to the Kaye Acquisition Agreement.

     Kaye Acquisition Agreement means the Agreement and Plan of Merger dated as of January 19, 2001, among the Company, 416 Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Kaye Group, which agreement shall be in form and substance satisfactory to the Bank.

     Kaye Acquisition Costs means the $ 694,000 of costs incurred by the Kaye Group with respect to the Kaye Acquisition.

     Kaye Group means Kaye Group Inc. a Delaware corporation.

     Laws or Law means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     Lending Office means the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 8.1, or such other office or offices as the Bank may from time to time notify the Company.

     Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     Loan means any advance made by the Bank to the Company as provided in
Section 2 (collectively, the "Loans").

     Loan Documents means this Agreement, the Note and the Guaranties.

     Margin means 1.35%.

     Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     Material Adverse Effect means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of any Borrower Party, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform the Obligations, in each case as determined by the Bank.

     Material Subsidiaries means the Subsidiaries of the Company listed on
Schedule 11.1.2.

     Material Subsidiaries Guaranty means the written agreement of the Material Subsidiaries, in form and substance satisfactory to the Bank, to guaranty the payment of all amounts due under this Agreement.

     Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Bank a Lien on real property of the Company or any Subsidiary.

     Multiemployer Plan means any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA.

     Net Worth means the net worth of the Company as determined in accordance with GAAP.

     Note - see Section 3.1.

     Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

     Offshore Base Rate has the meaning set forth in the definition of Offshore Rate.

     Offshore Rate means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by the Bank pursuant to the following formula:

                                   Offshore Base Rate
          Offshore Rate = ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

          Where,
          Offshore Base Rate means, for such Interest Period:

          (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Bank to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Bank to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c)  in the event the rates referenced in the preceding subsections
     (a) and (b) are not available, the rate per annum determined by the Bank as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     Eurodollar Reserve Percentage means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to the Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by the Bank shall be conclusive in the absence of manifest error.

     Offshore Rate Loan means a Loan bearing interest based on the Offshore
Rate.

     Old Lyme means, collectively, Old Lyme Insurance Company of Rhode Island, a Rhode Island insurance company and Old Lyme Insurance Company of Bermuda, a Bermuda insurance company.

     Old Lyme Purchase Agreement means the written agreement of Fairfax or a Subsidiary thereof to purchase all of the capital stock of Old Lyme for not less than $35,000,000 in cash, which agreement shall be in form and substance satisfactory to the Bank.

     Old Lyme Purchase Date means the date on which the purchase contemplated by the Old Lyme Purchase Agreement is consummated.

     Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     Permitted Acquisition means any purchase or acquisition by the Company or any Subsidiary of all or substantially all of the assets of any other Person (or of a particular business unit of any other Person), or of any equity interest in any other Person, subject to the terms of this definition. No such acquisition shall be deemed a Permitted Acquisition unless the Person being acquired is engaged in substantially the same business as the Company. No such acquisition that is financed, in whole or in part, with the proceeds of equity of the Company or any of its Subsidiaries shall be deemed a Permitted Acquisition unless such equity is the common equity of the Company or such Subsidiary, issued substantially concurrently with such acquisition, and which equity does not contain any put rights. All cash and other amounts used to finance Permitted Acquisitions (which other amounts shall include all Debt or contingent liabilities incurred by the Company or any of its Subsidiaries to finance such acquisition or assumed by the Company or any of its Subsidiaries as a result of such acquisition) shall not, in the aggregate, exceed $2,000,000 during the term of this Agreement.

     Person means any natural person, corporation, partnership, limited liability company, trust, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Plan means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     RCRA means the Resource Conservation and Recovery Act, 42. U.S.C. Section 6901, et seq.

     Related Party - see Section 10.14.

     Release means a "release" as such term is defined in CERCLA.

     Reportable Event means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     Senior Leverage Ratio means the ratio of (a) Total Senior Funded Debt as of any day to (b) EBITDA for the Computation Period ended as of the most recent quarter end for which the Company has delivered financial statements pursuant to
Section 10.1.1 or 10.1.2.

     Subordinated Debentures means (a) the Cdn $42,500,000 debenture dated as of June 28, 2001 between the Company and Royal Trust Corporation of Canada as Trustee for Zurich Insurance Company, a Switzerland insurance company,(b) the $17,500,000 debenture dated as of June 28, 2001 between the Company and Odyssey Reinsurance Corporation, a Delaware corporation, and (c) the $17,500,000 debenture dated as of June 28, 2001 between the Company and United States Fire Insurance Company, a New York company.

     Subordinated Debt means, without duplication, (a) the Subordinated Debentures, and (b) other Debt of the Company having maturities and other terms, and which is subordinated to the obligations of the Company hereunder in a manner satisfactory to the Bank and including such covenants and other terms satisfactory to the Bank.

     Subsidiary means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person. Subsidiary Debt means the Debt of any Subsidiary of the Company.

     Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability guaranteed thereby.

     Synthetic Lease Obligations means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Debt of such Person (without regard to accounting treatment).

     Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

     Termination Date means July 18, 2002 or such other date on which the Commitment terminates pursuant to Section 6.1 or Section 12.

     Total Funded Debt means all Debt of the Company and its Subsidiaries.

     Total Leverage Ratio means the ratio of (a) Total Funded Debt as of any date to (b) EBITDA for the Computation Period ended as of the most recent quarter end for which the Company has delivered financial statements pursuant to
Section 10.1.1 or 10.1.2.

     Total Senior Funded Debt means all Debt of the Company and its Subsidiaries other than Subordinated Debt.

     Type of Loan or Borrowing - see Section 2.2.

     Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 40001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumption used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     United States Dollar, Dollar and the sign "$" mean lawful money of the United States of America.

     Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

     Utilization Fee Rate - see Schedule 1.1.

     Welfare Plan means an "employee welfare benefit plan" as such term is defined in Section 3(1) ERISA.

     Wholly-Owned Subsidiary means, at any time, a Subsidiary, all the shares, partnership interest or other equity interests of which (except directors' qualifying shares) are at such time owned, directly or indirectly, by the Company and/or its other Subsidiaries.

     1.2  Other Interpretive Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

          (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

          (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

          (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males.

     1.3 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     1.4 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     SECTION 2 COMMITMENT OF THE BANK; TYPES OF LOANS; BORROWING AND CONVERSION PROCEDURES.

     2.1 Commitment. On and subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Company on a revolving basis (each such loan, a "Loan") from time to time before the Termination Date in such amounts as the Company may request from time to time; provided that the sum of the aggregate principal amount of all outstanding Loans shall not at any time exceed the amount of the Commitment.

     2.2 Various Types of Loans. Each Loan shall be divided into tranches which are, either a Floating Rate Loan or an Offshore Rate Loan, as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4 (each being herein called a "type" of Loan). Loans of different types may be outstanding at the same time, it being understood, however, that (i) not more than four different Interest Periods shall be outstanding at any one time for all Offshore Rate Loans and (ii) the principal amount of each Offshore Rate Loan shall at all times be $1,000,000 or a higher integral multiple of $500,000.

     2.3 Borrowing Procedures. The Company shall give notice to the Bank of each proposed borrowing by 11:00 A.M., Chicago time, on a day which, in the case of a Floating Rate borrowing, is the proposed date of such borrowing and, in the case of a Offshore Rate borrowing, is at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Bank, shall be in writing (or by telephone to be promptly confirmed in writing by the Company), and shall specify the date, amount and type of borrowing and, in the case of a Offshore Rate borrowing, the initial Interest Period for such borrowing. Subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Bank shall advance the requested amount to the Company in immediately available funds on the requested borrowing date. Each borrowing shall be on a Business Day and, in the case of a Offshore Rate borrowing, shall be in a principal amount of $1,000,000 or a higher integral multiple of $500,000 and, in the case of Floating Rate borrowing, shall be in a principal amount of $1,000,000 or a higher integral multiple of $500,000.

     2.4  Conversion and Continuation Procedures. Subject to the provisions of
Section 2.2, the Company may convert all or any part of any outstanding Loan into a Loan of the other type, or continue any Offshore Rate Loan for a new Interest Period, by giving notice to the Bank of such conversion or continuation by 11:00 A.M., Chicago time, on a day which, in the case of a conversion into a Floating Rate Loan, is the proposed date of such conversion and, in the case of a conversion into or continuation of an Offshore Rate Loan, is at least three Business Days prior to such date. Each such notice shall be effective upon receipt by the Bank and shall specify the date and amount of such conversion or continuation, the Loan to be so converted or continued and, in the case of a conversion into or continuation of an Offshore Rate Loan, the initial or new (as the case may be) Interest Period therefor. Subject to Sections 2.5 and 2.6, such Loan shall be so converted or continued on the requested date of conversion or continuation. Each conversion and continuation shall be on a Business Day and, in the case of a conversion into or continuation of an Offshore Rate Loan, shall be in a principal amount of $1,000,000 or a higher integral multiple of $500,000. Any conversion of an Offshore Rate Loan on a day other than the last day of the current Interest Period therefor shall be subject to Section 8.5. If the Company fails to give timely notice of the continuation of any Offshore Rate Loan, such Offshore Rate Loan shall automatically convert to a Floating Rate Loan on the last day of the current Interest Period therefor.

     2.5 Warranty. Each notice of borrowing pursuant to Section 2.3 shall automatically constitute a warranty by the Company to the Bank to the effect that on the date of such requested borrowing, (a) the warranties of the Company contained in Section 9 of this Agreement shall be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall exist or will result therefrom.

     2.6 Conditions. Notwithstanding any other provision of this Agreement, the Bank shall not be obligated to make any Loan or to convert into or permit the continuation of any Offshore Rate Loan if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom. If, pursuant to this Section 2.6, any Offshore Rate Loan is continued, such Loan shall, unless then repaid in full, automatically become a Floating Rate Loan at the end of such Loan's then-current Interest Period.

     SECTION 3 NOTE EVIDENCING LOANS.

     3.1 Note. The Loans of the Bank shall be evidenced by a promissory note (the "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, dated the Effective

Date (or such earlier date as shall be satisfactory to the Bank), payable to the order of the Bank. All Loans shall be paid in full on the Termination Date.

     3.2 Recordkeeping. The Bank shall record in its records, or at its option on the schedule attached to the Note, the date and amount of each Loan made by the Bank, each repayment or conversion thereof and, in the case of each Offshore Rate Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall (in the absence of demonstrable error) be conclusive evidence of the principal amount owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under the Note to repay the principal amount of the Loans together with all interest accruing thereon.

     SECTION 4 INTEREST.

     4.1 Interest Rates. The Company hereby promises to pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect;

          (b) at all times while such Loan is an Offshore Rate Loan, at a rate per annum equal to the Offshore Rate applicable to each Interest Period for such Loan plus the Margin as in effect from time to time; and

          (c)  notwithstanding the provisions of the preceding clauses (a) and
     (b), (i)(A) in the event that the Bank shall not receive evidence satisfactory to it that the Old Lyme Purchase Agreement has been executed by August 31, 2001, or (B) the Bank shall not receive evidence satisfactory to it that the transactions contemplated in the Old Lyme Purchase Agreement have been consummated by October 31, 2001, at a rate per annum equal to the Base Rate from time to time in effect (but not less than the applicable interest rate for such Loan as at such due date) plus 2%, and (ii) in the event that any principal of any Loan is not paid when due (whether by acceleration or otherwise), after the due date of such principal until such principal is paid, at a rate per annum equal to the rate specified in clause (i) above plus 2%.

     4.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable on the last day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date hereof. Accrued interest on each Offshore Rate Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of an Offshore Rate Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3 Setting and Notice of Offshore Rates. The applicable Offshore Rate for each Interest Period shall be determined by the Bank, and notice thereof shall be given by the Bank promptly to the Company. Each determination of the applicable Offshore Rate by the Bank shall be conclusive and binding upon the Company, in the absence of demonstrable error. The Bank shall, upon written request of the Company, deliver to the Company a statement showing the computations used by the Bank in determining any applicable Offshore Rate hereunder.

     4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year; provided that at all times that the Base Rate is determined by reference to the Bank's prime rate, interest on Floating Rate Loans shall be computed for the actual number of days elapsed on the basis of a year of 365 or, if applicable, 366 days. The applicable interest rate under clauses (a) and (c) of Section 4.1 shall (to the extent applicable in the case of clause (c)) change simultaneously with each change in the Base Rate.

     SECTION 5 FEES.

     5.1 Facility Fee. The Company agrees to pay to the Bank a facility fee for the period from and including the date of the execution and delivery of this Agreement to the Termination Date equal to the Facility Fee Rate on the daily average amount of the Commitment (whether used or unused). Such facility fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such facility fee shall not have been theretofore paid. The facility fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     5.2 Utilization Fee. (a) If on any day of any calendar quarter, the aggregate outstanding amount of Loans outstanding exceeds 50% of the then-applicable Commitment, the Company agrees to pay the Bank a utilization fee equal to the Utilization Fee Rate on the outstanding Loans. Such utilization fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such utilization fee shall not have been theretofore paid. The utilization fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. For purposes of computing the utilization fee, the Commitment shall be deemed to be used in an amount equal to the sum of the principal amount of all outstanding Loans.

     5.3 Closing Fee. The Company agrees to pay the Bank a closing fee of $5,000 on the Effective Date.

     SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENT;
               VOLUNTARY PREPAYMENTS.

     6.1 Reduction or Termination of the Commitment. The Company may from time to time prior to the Termination Date on at least two Business Days' prior written notice received by the Bank permanently reduce the amount of the Commitment to an amount not less than the aggregate unpaid principal amount of the Loans then outstanding. Any such reduction shall be in the amount of $1,000,000 or a higher integral multiple of $500,000. The Company may at any time on like notice prior to the Termination Date terminate the Commitment; provided that, concurrently with such termination, the Company shall pay in full all Loans and all other then-payable obligations of the Company hereunder in respect of the Commitment.

     6.2 Prepayments.

     6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part, provided that (i) the Company shall give the Bank not less than one Business Day's prior notice thereof, specifying the Loans to be prepaid and the date and amount of prepayment, (ii) each partial prepayment shall be in a principal amount of $500,000 or an integral multiple thereof and
(iii) any prepayment of Offshore Rate Loans shall be subject to Section 8.5.

     6.2.2 Prepayments of Offshore Rate Loans. Any prepayment of an Offshore Rate Loan pursuant to Section 6.2.1 shall include accrued interest on the principal amount being prepaid and, if not made on the last day of the Interest Period therefor, shall be subject to Section 8.5.

     SECTION 7 MAKING AND APPLICATION OF PAYMENTS; SETOFF.

     7.1 Making of Payments. All payments of principal of or interest on the Note, and any fees or other amounts payable hereunder, shall be made by the Company to the Bank in immediately available funds at its office in Chicago not later than 1:00 P.M., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day.

     7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Bank on or before the date of such payment, or in the absence of such notice, as the Bank shall determine in its discretion.

     7.3 Due Date Extension. If any payment of principal or interest with respect to any Loan, or any fee, falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of an Offshore Rate Loan, such next following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and additional interest or fees shall accrue and be payable for the period of such extension.

     7.4 Setoff. The Company agrees that the Bank and any other holder of the Note have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the

Company agrees that at any time (i) any payment or other amount owing by the Company under this Agreement is then due to the Bank or any such holder or (ii) any Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, the Bank and any such holder may apply to the payment of such payment or other amount (or, in the case of clause (ii), to any obligations of the Company hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Bank or such holder.

     SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR OFFSHORE RATE LOANS.

     8.1 Taxes. (a) Any and all payments by the Company to the Bank under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) The Company agrees to indemnify and hold harmless the Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 8.1) paid by the Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

          (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Bank, then:

               (1) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 8.1) the Bank receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (2)  the Company shall make such deductions and withholdings;

               (3) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (4) the Company shall also pay to the Bank at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

          (d) On request of the Bank, the Company shall furnish the Bank the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes, or other evidence of payment satisfactory to the Bank.

          (e) If the Company is required to pay additional amounts to the Bank pursuant to subsection (c) of this Section 8.1, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of the Bank is not otherwise disadvantageous to the Bank.

     8.2 Increased Costs. (a) If, after the date hereof, the adoption of or any change in any applicable Law, or any change in the interpretation or administration of any applicable Law by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any Eurodollar Office of the Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

          (1) shall subject the Bank (or any Eurodollar Office of the Bank) to any tax, duty or other charge with respect to its Offshore Rate Loans, the Note or its obligation to make Offshore Rate Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Offshore Rate Loans or any other amounts due under this Agreement in respect of its Offshore Rate Loans or its obligation to make Offshore Rate Loans (except for changes in the rate of tax on the overall net income of the Bank or its Eurodollar Office imposed by the state in which the Bank is organized or the jurisdiction in which the Bank's Eurodollar Office is located); or

          (2) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or any Eurodollar Office of the Bank); or

          (3) shall impose on the Bank (or its Eurodollar Office) any other condition affecting, or increasing the cost to the Bank of making or maintaining, the Offshore Rate Loans, the Note or its obligation to make Offshore Rate Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) the Bank (or any Eurodollar Office of the Bank) of making or maintaining any Offshore Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Eurodollar Office) under this Agreement or under the Note with respect thereto, then within five days after demand by the Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction.

     (b) If the Bank shall reasonably determine that the adoption or phase-in of, or any change in, any applicable Law regarding capital adequacy, or any change in the interpretation or administration of any applicable Law regarding capital adequacy by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Eurodollar Office) or any Person controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's or such controlling Person's capital as a consequence of the Bank's obligations hereunder (including the Commitment) to a level below that which the Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material, then from time to time, within five Business Days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank or such controlling Person for such reduction. A statement of the Bank as to any such additional amount (including calculations thereof in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the Company. In determining such amount, the Bank may use any reasonable method of averaging and attribution it deems appropriate.

     (c) The Bank will promptly notify the Company of any event of which it has knowledge which will entitle the Bank to compensation pursuant to this Section
8.2 and will designate a different Eurodollar Office if such designation will not, in the sole judgment of the Bank, be otherwise disadvantageous to the Bank.

     8.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period deposits in Dollars (in the applicable amounts) are not being offered to the Bank in the relevant market for such Interest Period, the Bank otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the underlying rate for such Offshore Rate or such underlying interest rate does not adequately and fairly reflect the cost to the Bank of funding such Offshore Rate Loan, then the Bank shall promptly notify the Company thereof and until the Bank revokes such notice, (i) the Bank shall be under no obligation to make, convert into or continue any Offshore Rate Loan and (ii) on the last day of the current Interest Period for each Offshore Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

     8.4 Changes in Law Rendering Certain Loans Unlawful. If the Bank determines that any change in (including the adoption of any new) applicable Law, or any change in the interpretation of applicable Law by any Governmental Authority, should make it (or in the good faith judgment of the Bank cause a substantial question as to whether it is) unlawful for the Bank to make, maintain or fund Offshore Rate Loans, then the Bank shall promptly notify the Company and, until the Bank notifies the Company that the circumstances giving rise to such determination no longer exist, (i) the Bank shall have no obligation to make, convert into or continue any Offshore Rate Loan and (ii) on the last day of the current Interest Period for each Offshore Rate Loan (or, if the Bank so requests, on such earlier date as may be required by the relevant Law or interpretation), such Offshore Rate Loan shall, unless then repaid in full, automatically Convert to a Floating Rate Loan.

     8.5 Funding Losses. The Company hereby agrees that upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Company will indemnify the Bank against any net loss or expense which the Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Offshore Rate Loans, but excluding lost profits), as reasonably determined by the Bank, as a result of (i) any payment, prepayment or conversion of any Offshore Rate Loan on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to

Section 8.4) or (ii) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Bank pursuant to this Agreement shall be deemed to be irrevocable.

     8.6 Right of Bank to Fund through Other Offices. The Bank may, if it so elects, fulfill its commitment as to any Offshore Rate Loan by causing a foreign branch or affiliate of the Bank to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by the Bank and the obligation of the Company to repay such Loan shall nevertheless be to the Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     8.7 Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained each Offshore Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Offshore Rate for such Interest Period.

     8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Bank pursuant to Section 8.1, 8.2, 8.3, 8.4 or 8.5 shall be conclusive absent demonstrable error. The Bank may use reasonable averaging and attribution methods in determining compensation under Sections 8.1, 8.4, and
8.5 and the provisions of such Sections shall survive termination of this Agreement.

     SECTION 9 WARRANTIES.

     To induce the Bank to enter into this Agreement and to make Loans hereunder, the Company warrants to the Bank that:

     9.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada; each Subsidiary is a corporation, limited partnership or other entity, as the case may be, duly organized, validly existing and, if applicable, in good standing under the jurisdiction of its organization; the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and the Company and each Subsidiary has full power and authority to own its property and conduct its business as presently conducted by it.

     9.2 Authorization; No Conflict. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Subsidiary of each Loan Document to which it is a party and the performance by each of the Company and each Subsidiary of its obligations under each Loan Document to which it is a party are within the organizational powers of the Company and each Subsidiary, have been duly authorized by all necessary action on the part of the Company and each Subsidiary (including any necessary member, general partner or shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of Law or any order, decree or judgment of any court or other government agency which is binding on the Company or any Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the operating agreement, certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Company or any Subsidiary or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on the Company or any Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company or any Subsidiary.

     9.3 Validity and Binding Nature. This Agreement is, and upon the execution and delivery thereof each other Loan Document to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and each Loan Document will be, upon the execution and delivery thereof by each Subsidiary which is a party thereto, the legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

     9.4  Financial Information.

          (a) The Audited Financial Statements of the Company, the unaudited financial statements of the Company as of March 31, 2001 the unaudited proforma income statements of the Company for the six months ending June 30, 2001, giving effect to the Acquisitions, copies of which have been furnished to the Bank, present fairly the financial position of the Company as of said date. The audited financial statements of Burnham and Kaye Group, each as of December 31, 2000 and the unaudited financial statements of Flanagan as of December 31, 2000, copies of which have been furnished to the Bank, were prepared in accordance with GAAP and present fairly the financial position of each such Person as of said date.

          (b) The projections delivered by the Bank to the Company from time to time shall be based on the reasonable assumptions set forth therein.

          (c) The Company has provided to the Bank all material documents related to the Debt of the Company and its Subsidiaries, which Debt is listed on Schedule 10.7 and which documents present fairly the terms of such Debt.

     9.5 No Material Adverse Change. Since March 31, 2001, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect.

     9.6 Capitalization. (a) The authorized capital stock of the Company consists of (a) an unlimited number of common shares of the Company (the "Common Shares") and (b) an unlimited number of preference shares of the Company (the "Preferred Shares"). As of the date hereof, (a) 19,870,405 Common Shares and (b) no Preferred Shares were issued and outstanding. After giving effect to the Acquisitions, (a) 21,613,505 Common Shares and (b) no Preferred Shares will be issued and outstanding. After giving effect to the Acquisitions, all of the issued and outstanding Common Shares will be validly issued, fully paid and nonassessable. No Common Shares or Preferred Shares are, or after giving effect to the Acquisitions will be, held in the treasury of the Company or by any Subsidiary of the Company. There are, and after giving effect to the Acquisitions and other than as contemplated in the Subordinated Debentures, will be, no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of the Company having the right to vote on any matters on which shareholders of the Company may vote. Except for the agreements or arrangements described in Schedule 9.6 and the Subordinated Debentures, there are, and after giving effect to the Acquisitions, will be, no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of the Company or conditionally or absolutely obligating the Company or any Subsidiary to issue or sell any shares of stock of, or other equity interests in, the Company. All Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are, and after giving effect to the Acquisitions, will be, no outstanding obligations (whether conditional or absolute) of the Company to repurchase, redeem or otherwise acquire any shares or other equity interests of Common Shares except as set forth in Schedule 9.6. Each outstanding share of stock or other equity interest of each Subsidiary is, and after giving effect to the Acquisitions, will be, duly authorized, validly issued, fully paid and nonassessable and each such share or other equity interest owned by the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's voting rights, charges and other encumbrances of any nature whatsoever. There are, and after giving effect to the Acquisitions, will be, no earn-out obligations of the Company or any of its Subsidiaries other than those set forth in Schedule 9.6.

     9.7 Litigation and Contingent Liabilities. No litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect, except as set forth on Schedule 9.7. Other than any liability incident to such litigation or proceeding, neither the Company nor any Subsidiary has any material contingent liabilities, obligations with respect to letters of credit, guaranties, debentures or stock purchases not provided for or disclosed in the financial statements referred to in Section 9.4 or listed on Schedule 9.7.

     9.8 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and marketable title to, or a valid leasehold interest in, all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.9.

     9.9  Subsidiaries. The Company has no Subsidiaries except those listed in
Schedule 9.9.

     9.10 ERISA Compliance.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     9.11 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     9.12 Taxes. Each of the Company and each Subsidiary has filed all material tax returns and reports required by Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     9.13 Environmental Warranties. Except as set forth on Schedule 9.13:

     (a) to the Company's knowledge, all facilities and property (including underlying groundwater) owned, leased or operated by the Company or any of its Subsidiaries are owned, leased or operated by the Company and its Subsidiaries in material compliance with all Environmental Laws;

     (b) to the Company's knowledge, there have been no past and there are no pending or threatened

          (1) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

          (2) complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law;

     (c) there have been no Releases of Hazardous Materials at, on or under any property or facility now owned, leased or operated by (or, to the Company's knowledge, at, on or under any property or facility previously owned, leased or operated by) the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

     (d) to the Company's knowledge, the Company and its Subsidiaries have been issued and are in material compliance with all permits, licenses and other authorizations required by Environmental Laws;

     (e) no property or facility now owned, leased or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

     (f) to the Company's knowledge, no property or facility previously owned, leased or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up (i) as a result of actions or inactions (including but not limited to the operating, use, or leasing of said property or facility) attributable to the Company or any of its Subsidiaries or (ii) which may reasonably be expected to have, a Material Adverse Effect;

     (g) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property or facility now owned, leased or operated by (or, to the Company's knowledge, on or under any property or facility previously owned, leased or operated by) the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

     (h) to the Company's knowledge, neither the Company nor any of its Subsidiaries has transported or arranged for the transportation or disposal of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, that, singly or in the aggregate with all other such claims, have had, or may reasonably be expected to have, a Material Adverse Effect;

     (i) there are no polychlorinated biphenyls or friable asbestos present at any property or facility now owned, leased or operated by (or, to the Company's knowledge, present at any property or facility previously owned, leased or operated by) the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect; and

     (j) to the Company's knowledge, no condition exists at, on or under any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which would give rise to liability under any Environmental Law that, singly or in the aggregate with all other such conditions, has had, or may reasonably be expected to have, a Material Adverse Effect.

     9.14 Regulated Entities. None of the Company, any Person controlling the Company or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal, state or provincial statute or regulation limiting its ability to incur Indebtedness.

     9.15 Absence of Default. Neither the Company nor any Subsidiary is in material default under any material contract to which it is a party or by which it is bound.

     9.16 Information. Taken as a whole, all written information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to the Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information taken as a whole is not, or at the time of delivery thereof will not be, incomplete by omitting to state any material fact necessary to make such information not misleading (it being understood that the Company does not warrant the accuracy of any projections provided to the Bank pursuant hereto or in connection herewith, but the Company warrants that all such projections have been or will be prepared in good faith and have represented or will represent a reasonable estimate of the anticipated financial condition and results of operations for the period(s) in question based upon assumptions which the Company believes (at the time of preparation) to be reasonable).

     9.17 Acquisitions. (a) The Company has heretofore furnished to the Bank a true and correct copy of each of the Acquisition Agreements.

     (b) Each of the Company and each other party (other than individuals) to each of the Acquisition Agreements, has duly taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Acquisition Agreement and the consummation of transactions contemplated thereby.

     (c) Each of the Acquisitions will comply in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, member and other consents, approvals and exemptions required to be obtained by the Company and each other party to the applicable Acquisition Agreement in connection with the related Acquisition will be, prior to consummation of such Acquisition, duly obtained and will be in full force and effect.

     (d) The execution and delivery of each of the Acquisition Agreements did not, and the consummation of the related Acquisition will not, violate any statute or regulation of the United States (including, without limitation, any securities Law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Company or any other party to the applicable Acquisition Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, order or decree to which the Company is a party or by which the Company is bound or to which any other party to the applicable Acquisition Agreement is a party or by which any such party is bound.

     (e) No statement or representation made in any of the Acquisition Agreements by the Company or any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     SECTION 10 COVENANTS.

     Until the expiration or termination of the Commitment and thereafter until all obligations of the Company hereunder and under the Note are paid in full, the Company agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

     10.1 Reports, Certificates and Other Information. Furnish to the Bank:

     10.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year, which audit report shall be without qualification as to going concern or scope and shall be prepared by PricewaterhouseCoopers or other independent auditors selected by the Company and reasonably acceptable to the Bank, together with a written statement from such auditors to the effect that in making the examination necessary for the signing of such audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail.

     10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of any Fiscal Year), (i) consolidated statements of cash and Cash Equivalent Investments not held in a fiduciary capacity ("Non-Fiduciary Cash") (excluding Non-Fiduciary Cash of Old Lyme), (ii) consolidated statements of cash and Cash Equivalent Investments held in a fiduciary capacity ("Fiduciary Cash") (excluding Fiduciary Cash of Old Lyme), (iii) consolidated statements of accounts receivable detailing the aging of such receivables, (iv) consolidated statements of accounts payable, each for such month, (v) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter and (vi) consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such Fiscal Quarter, together with a certificate of the chief financial officer, the treasurer or the controller of the Company, certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments.

     10.1.3 Reports - Acquisitions. Prior to September 1, 2001, audited financial statements for Burnham for the six months ended June 30, 2001, audited financial statements for Flanagan for the six months ended June 30, 2001 and unaudited financial statements for Kaye Group for the six months ended June 30, 2001.

     10.1.4 Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of statements as of the end of any Fiscal Quarter pursuant to Section 10.1.2, a duly completed certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the chief financial officer, the treasurer or the controller of the Company, containing a computation of each of the financial ratios and restrictions set forth in this Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

     10.1.5 Reports to Shareholders. Promptly upon the sending thereof, a copy of any annual, quarterly or similar disclosure document (inclusive of exhibits thereto) sent to the Company's shareholders generally.

     10.1.6 Notice of Default, Litigation and Other Matters. Promptly (and in any event within one Business Day in the case of clause (a) and within five Business Days in the case of clauses (b) through (d)) after learning of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Bank which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed pursuant to clause (b); (d) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (e) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

     10.1.7 Subsidiaries. Promptly upon the occurrence thereof, a written report of any change in the list of its Subsidiaries.

     10.1.8 Management Reports. Promptly upon the request of the Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with any annual or interim audit made by such auditors of the books of the Company.

     10.1.9 Projections. As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, a business plan and financial forecast for such Fiscal Year including (a) a forecasted consolidated balance sheet and a consolidated statement of cash flow of the Company for such Fiscal Year and (b) forecasted consolidated statements of income, depreciation, amortization and capital expenditures of the Company for each quarter of such Fiscal Year. Such information shall be described on a monthly basis for the Fiscal Year ended December 31, 2002, and on a yearly basis for each of the next two succeeding Fiscal Years.

     10.1.10 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as the Bank may reasonably request.

     10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) the Bank or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) the Bank or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with the Bank or any representative thereof, provided that the Company shall have the right to be present at any such discussions) and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records. The Company agrees to pay the fees of its auditors incurred in connection with any reasonable exercise of the rights of the Bank pursuant to this Section.

     10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with reputable, financially sound insurance companies, insurance in such amounts and covering such risks as are necessary or appropriate for the business and operations of the Company and its Subsidiaries from time to time, as determined in good faith by the management of the Company (and, in any event, such insurance as may be required by any Law or any court order or decree); and, upon request of the Bank, furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

     10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws, rules, regulations and orders; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.12) cause each Subsidiary to maintain and preserve, (a) its existence and, wherever applicable, good standing in the jurisdiction of its organization and (b) its qualification and good standing as a foreign entity in each jurisdiction where the nature of its business makes such qualification necessary.

     10.6 Financial Covenants.

     10.6.1 Net Worth. Not permit the Net Worth during any period to be less than 85% of the Net Worth of the Company on the date of execution and delivery of this Agreement, which Net Worth was $155,000,000.

     10.6.2 Senior Leverage Ratio. Not permit the Senior Leverage Ratio to be greater than 3.60 to 1, at any time before December 31, 2001, or greater than
3.00 to 1 at any time on or after December 31, 2001.

     10.6.3 Total Leverage Ratio. Not permit the Total Leverage Ratio to be greater than 4.20 to 1 at any time on or after December 31, 2001.

     10.6.4 Capital Expenditures. Not incur Capital Expenditures in an amount exceeding $10,000,000 for Fiscal Year 2001, and in an amount exceeding $3,000,000 per Fiscal Year thereafter.

     10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) Debt of Subsidiaries to the Company or to other Subsidiaries; (c) Hedging Agreements entered into by the Company or any Subsidiary, provided that any Hedging Agreement with any Person other than the Bank or any Affiliate of the Bank shall be unsecured; (d) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.4; (e) Debt of Subsidiaries of the Company listed on Schedule 10.7; (f) Subsidiary Debt in an amount not in excess of $17,000,000 (which amount shall be reduced by the amount of any payment of Subsidiary Debt after the date of this Agreement); (g) Subordinated Debt in an amount not in excess of the principal amount of the Subordinated Debentures as of the date of this Agreement; (h) guaranties of indebtedness of officers, directors, or other employees of the Company or any of its Subsidiaries in an amount not in excess of Cdn$10,000,000; and (i) other Debt, in addition to the foregoing, in an amount not in excess of $2,000,000, which amount shall include the $2,000,000 of Permitted Acquisitions financed other than exclusively with the proceeds of the common equity, as described in the definition of "Permitted Acquisitions" in Section 1.1 above.

     10.8 Leases. Not, and not permit any Subsidiary to enter into operating leases, except operating leases entered into in the ordinary course of business, including leases of entities acquired pursuant to Permitted Acquisitions, provided that the aggregate rental payments for all such operating leases are not in excess of 5% of consolidated total revenues for the Company and its Subsidiaries in any Fiscal Year

     10.9 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, including, but not limited to 100% of the capital stock of each of the Subsidiaries (whether now owned or hereafter acquired), except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) attachments, judgments and other similar Liens, for sums not exceeding $250,000 (excluding any portion thereof which is covered by insurance so long as the insurer has a rating of A- or better from A.M. Best and has accepted a tender of defense and indemnification without preservation of rights) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (d) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; (e) Liens on Fiduciary Cash held by the Company or any of its Subsidiaries; (f) leases or subleases granted by the Company or any Subsidiary in the ordinary course of its business; (g) the interest or title of the lessor of any lease with respect to which the Company or a Subsidiary is lessee; (h) Liens existing on the Effective Date and described on Schedule 10.9; (i) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.9, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; (j) Liens in favor of the Bank or any Affiliate of the Bank; and (k) additional Liens securing Debt not in excess of $2,000,000 at any time outstanding.

     10.10 Restricted Payments. Not (a) pay or declare dividends to any of its shareholders in any Fiscal Quarter in an aggregate amount in excess of Cdn $0.07 per share (adjusted for stock splits), (b) purchase or redeem any of its shares or any warrants, options or other rights in respect of such shares; provided, however, that the Company shall be permitted to purchase shares from departing employees in the ordinary course of business in an aggregate purchase price not exceeding $500,000 during the term of this Agreement, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof or (d) set aside funds for any of the foregoing.

     10.11 Investments. The Company will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Cash Equivalent Investments;

          (b) loans or advances for travel, commissions and similar items in the ordinary course of business to officers and employees of the Company and its Subsidiaries not in excess of $250,000 in the aggregate at any time;

          (c) loans and advances made by the Company to any Subsidiary or by any Subsidiary to the Company;

          (d)  Investments existing on the Effective Date and described on
               Schedule 10.11; and

          (e)  Permitted Acquisitions.

     10.12 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (or of a particular business unit of any other Person), or, except in the ordinary course of its business, sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any receivables, except for (i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary, (ii) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; (iii) Permitted Acquisitions; and (iv) sales of assets outside the ordinary course of business so long as such assets are sold at fair market value pursuant to arms length transactions and the proceeds of such sale are used to retire Debt of the Company.

     10.13 Use of Proceeds. Use the proceeds of the Loans for liquidity and other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock (within the meaning of Regulation U).

     10.14 Transactions with Related Parties. Not, and not permit any Subsidiary to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any Related Party (as defined below) which is on terms which are less favorable than are obtainable from any Person which is not a Related Party (other than management agreements which impose no obligations on the Company except payment of management fees which are permitted by Section 10.10). For purposes of the foregoing, "Related Party" means (a) any shareholder of the Company, (b) any member, officer, director, partner or shareholder of any shareholder of the Company and (c) any Affiliate of any of the foregoing.

     10.15 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of Law.

     10.16 Environmental Covenant. Cause, and cause each Subsidiary to,

          (a) own, use, lease and operate all of its facilities and properties in material compliance with all Environmental Laws;

          (b) (i) promptly after receipt thereof, notify the Bank (and provide copies) of all written claims, complaints, notices or investigations relating to the condition of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries and/or compliance with Environmental Laws, except claims, complaints, notices or investigations for which the liability of the Company and its Subsidiaries is reasonably expected to be less than $250,000; and (ii) promptly undertake reasonable measures to cure and have dismissed with prejudice to the satisfaction of the Bank any action or proceeding relating to compliance with Environmental Laws (it being understood that the Company shall not be in default under this clause (ii) with respect to any action or proceeding so long as (x) the Company or the applicable Subsidiary is diligently defending such action or proceeding in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto or (ii) in the case of all proceedings not covered by clause (x), there is no material interference with or disruption of the business of the Company or the applicable Subsidiary as a result of such action or proceeding and the aggregate liability of the Company and its Subsidiaries in connection with all such proceedings is reasonably expected to be less than $250,000); and

          (c) provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with this
     Section 10.16.

     10.17 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     10.18 Business. Not, and not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof; provided, however, that the Company and its Subsidiaries may not engage in the business of underwriting property and casualty insurance except through Old Lyme and only then through and including the Old Lyme Purchase Date.

     10.19 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document.

     10.20 Subordinated Debt. (a) Give notice to the Bank, at least ten days, before the occurrence of an event with which the passage of time or the giving of notice or both would constitute an "Event of Default" with respect to any Subordinated Debt or which would permit the holder of any Subordinated Debt to require redemption thereof, including, without limitation, upon the occurrence of a "Change of Control" or similar event.

          (b) Not make any optional repayment or redemption of any Subordinated Debt.

     10.21 Prepayment of Obligations to Redeem Shares. Not, and not permit any Subsidiary to, prepay any obligation to redeem stock of the Company or such Subsidiary, as applicable, except with the proceeds of equity of the Company or such Subsidiary issued substantially concurrently with such prepayment.

     10.22 Use of Proceeds of Sale of Old Lyme. Use the proceeds of the sale of Old Lyme to pay Debt other than Subordinated Debt of the Company and its Subsidiaries.

     SECTION 11 CONDITIONS PRECEDENT

     The obligation of the Bank to make any Loan is subject to the following conditions precedent:

     11.1 Initial Credit Extension. The obligation of the Bank to make its initial Loan is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent that the Bank shall have received (a) evidence, reasonably satisfactory to the Bank, that the Company has completed, or concurrently with the initial credit extension hereunder will complete, the Acquisitions in accordance with the terms of the Acquisition Agreements (without any amendment thereto or waiver thereunder unless consented to by the Bank); and
(b) all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Bank), in form and substance satisfactory to the Bank (and the date on which all such conditions precedent have been satisfied or waived in writing by the Bank is called the "Effective Date"):

     11.1.1 Note. The Note of the Company payable to the order of the Bank.

     11.1.2 Guaranties. Each of the Guaranties, executed and dated the Effective Date (or such other date as shall be satisfactory to the Bank).

     11.1.3 Resolutions. (a) Certified copies of resolutions of the board of directors of the Company authorizing or ratifying the execution, delivery and performance of this Agreement, the Note and the other documents provided for herein to be executed by the Company; (b) Certified copies of resolutions of the board of directors of Fairfax authorizing and ratifying the execution, delivery, and performance of the Fairfax Guaranty and the other documents provided for therein; and (c) Certified copies of resolutions of the boards of directors of the Material Subsidiaries authorizing and ratifying the execution, delivery and performance of the Material Subsidiaries Guaranty and the other documents provided for therein.

     11.1.4 Consents, etc. Certified copies of all documents evidencing any necessary consents and governmental approvals with respect to this Agreement, the Note, the Guaranties and the other documents provided for herein.

     11.1.5 Incumbency and Signatures. (a) A certificate of the Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Loan Documents, together with a sample of the true signature of each such officer; (b) a certificate of the Secretary of Fairfax certifying the names of the officer or officers of Fairfax authorized to sign the Fairfax Guaranty, together with a sample of the true signature of each such officer; and (c) certificates of the Secretaries of the Material Subsidiaries, certifying the names of the officer or officers of the Material Subsidiaries authorized to sign the Material Subsidiaries Guaranty, together with a sample of the true signature of such officer.

     11.1.6 Corporate Documents. Certificates of the Secretaries of each of the Company, Fairfax and the Material Subsidiaries certifying (i) the articles of incorporation, (ii) by-laws of such company and (iii) consents described in
Section 11.1.4.

     11.1.7 Opinions. (a) The opinion of (i) counsel to the Company, substantially in the form of Exhibit C-1, (ii) counsel to Fairfax and (iii) counsel to the Material Subsidiaries, each substantially in the form of Exhibit C-2; and (b) all opinions delivered in connection with the closing of the Acquisitions (which opinions shall state, or be accompanied by letters which state, that the Bank may rely thereon).

     11.1.8 Bank of Montreal Credit Agreement. The Amended and Restated Credit Agreement dated as of June 21, 2001, between Bank of Montreal and the Company.

     11.1.9 Debentures. Evidence satisfactory to the Bank that the Subordinated Debentures shall have been issued and at least $35,000,000 and Cdn $42,500,000 in net proceeds thereof shall have been received by the Company.

     11.1.10 Projections. For the period from July 1, 2001 through and including December 31, 2001, forecasted consolidated statements of income, depreciation, amortization and capital expenditures of the Company for each such month.

     11.1.11 Other. Such other documents as the Bank may reasonably request.

     11.2 All Credit Extensions. The obligation of the Bank to make each Loan is subject to the conditions precedent that:

     11.2.1 No Default. (a) No Event of Default, or Unmatured Event of Default, has occurred and is continuing or will result from the making of such Loan and
(b) the warranties of the Company contained in Section 9 are true and correct in all material respects as of the date of such requested Loan, with the same effect as though made on such date.

     11.2.2 Confirmatory Certificate. If requested by the Bank, the Bank shall have received a certificate dated the date of such requested Loan and signed by the Company's President, chief financial officer, treasurer or controller as to the matters set out in Sections 11.2.1 (it being understood that each request by the Company for the making of a Loan shall be deemed to constitute a certification as to the matters set out in Sections 11.2.1), together with such other documents as the Bank may reasonably request in support thereof, including duly executed and updated copies or other confirmations of the continuing effectiveness of any or all of the documents (except the Note) provided for in
Section 11.1.

     SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     12.1.1 Non-Payment of the Loans, etc. Default, and continuance thereof for five days, in the payment when due of any principal, interest, fee, or other amount payable by the Company hereunder, under any other Loan Document or under any other agreement between the Company and the Bank.

     12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary (other than Debt hereunder) in an aggregate amount (for all Debt so affected) exceeding $250,000 and such default shall (a) consist of the failure to pay any portion of such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

     12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been set aside in respect of such default) if, in the reasonable judgment of the Bank, such default has had, or is reasonably likely to have, a Material Adverse Effect.

     12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.

     12.1.5 Non-Compliance with Provisions of This Agreement. Failure by the Company to comply with or to perform any provision of Section 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 or 10.13; failure by the Company to comply with or to perform any provision of Section 10.20, 10.21 or 10.22 and continuance of such failure for five days after notice thereof to the Company from the Bank; or failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Bank.

     12.1.6 Warranties. Any warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, or
(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     12.1.8 Judgments. Final judgments which exceed an aggregate of $250,000 (excluding any portion thereof which is covered by insurance so long as the insurer has a rating of A- or better from A.M. Best Company and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     12.1.9 Invalidity of Guaranties. Any guaranty issued by any Subsidiary shall cease to be in full force and effect with respect to such Subsidiary, any Subsidiary shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any applicable guaranty, or any Subsidiary (or any Person by, through or on behalf of any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any applicable guaranty.

     12.1.10 Change of Control. Any Change of Control shall occur.

     12.1.11 Subordinated Debt. A notice shall be given pursuant to Section 10.20(a) and the event giving rise to such notice shall be continuing for five days.

     12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitment (if it has not theretofore terminated) shall immediately terminate and the Note and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Bank may declare the Commitment (if it has not theretofore terminated) to be terminated and/or declare the Note and all other obligations hereunder to be due and payable, whereupon the Commitment (if it has not theretofore terminated) shall immediately terminate each without presentment, demand, protest or notice of any kind. The Bank shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.

     SECTION 13 GENERAL.

     13.1 Waiver; Amendments. No delay on the part of the Bank or any holder of the Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank and, in the case of any such amendment or modification, the Company.

     13.2 Notices. Except as otherwise provided in Sections 2.3 and 2.4, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party, have designated as its address for such purpose. Notices sent by telegram or facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received.

     13.3 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP; provided that if the Company notifies the Bank that the Company wishes to amend any covenant in Section 10 to eliminate the effect of any change in GAAP on the operation of such covenant, or if the Bank notifies the Company that the Bank wishes to amend Section 10 for such purpose, then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Bank.

     13.4 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including Attorney Costs) in connection with the preparation, execution, delivery and administration of this Agreement, the Note, the other Loan Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments to or other modifications of any of the foregoing documents) and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Bank in connection with the enforcement of this Agreement, the Note, any other Loan Document or any such other instrument or document or in connection with any "work-out" or restructuring of the Company's obligations hereunder. In addition, the Company agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes or filing fees or recording charges which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Note or the issuance of any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 13.4 shall survive any termination of this Agreement.

     13.5 Judgment Currency.

     (a) All sums due and payable hereunder shall be paid in United States Dollars. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the Company and the Bank agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase United States Dollars with such other currency on the business day preceding that on which the final judgment is given.

     (b) The obligation of the Company in respect of any sum due from it to the Bank hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the business day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to the Bank in United States Dollars, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Bank in the United States Dollars, the Bank agrees to remit to the Company such excess.

     13.6 Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF THE STATE OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY AND EACH THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY AND THE BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE OF ILLINOIS.

     13.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     13.8 Successors and Assigns. This Agreement shall be binding upon the Company, the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the successors and assigns of the Bank. The Bank shall not assign its rights or obligations hereunder without the prior written consent of the Company, which shall not be unreasonably withheld.

     13.9 Indemnification by the Company. (a) In consideration of the execution and delivery of this Agreement by the Bank and the agreement of the Bank to extend the Commitment provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Bank and each of the officers, directors, employees and agents of the Bank (collectively the "Bank Parties" and individually each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and reasonable out-of-pocket expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction (including the Acquisitions) financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any Indemnified Liabilities arising on account of any such Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

     (b) Without limiting clause (a), the Company agrees to reimburse each Bank Party for, and hold each Bank Party harmless from, any and all out-of-pocket losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including Attorney Costs and consultant's fees) which any Bank Party may pay, incur or become subject to arising out of or relating to the use, handling, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned, operated or leased by the Company, except to the extent caused by the acts or omissions of such Bank Party.

     (c) All obligations provided for in this Section 13.9 shall survive any termination of this Agreement.

     13.10 Subsidiary References. References herein to Subsidiaries of the Company, or to the Company's financial statements being prepared on a "consolidated" basis or similar references, shall be applicable only at such times as the Company has one or more Subsidiaries.

     13.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                           HUB INTERNATIONAL LIMITED

                           By: /s/ W. Kirk James
                               -------------------------------------------------
                           Name:   W. Kirk James
                                   ---------------------------------------------
                           Title:  Vice President, Secretary and General Counsel
                                   ---------------------------------------------

                           55 East Jackson Boulevard
                           Chicago, Illinois 60604
                           Telephone: 312-279-4881
                           Facsimile: 312-279-4981

                           Attention: General Counsel


                           BANK OF AMERICA, N.A.

                           By: /s/ Mehul D. Mehta
                               -------------------------------------------------
                           Name:   Mehul D. Mehta
                           Title:  Vice President

                           231 South LaSalle Street, 10th Floor
                           Chicago, Illinois  60697
                           Telephone: 312-828-2147
                           Facsimile: 312-987-0889

                           Attention: Mehul D.  Mehta